UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2005

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 8, 2005, James Richardson, Senior Vice President, Chief Marketing Officer of Cisco Systems, Inc. (“Cisco”) adopted a pre-arranged stock trading plan to sell shares of Cisco stock. This plan was established as part of his individual long-term strategy for asset diversification and liquidity. Mr. Richardson’s plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and Cisco’s policies regarding stock transactions.

Under the plan, Mr. Richardson may sell up to 1,806,250 shares of Cisco stock beginning in October 2005. The plan is scheduled to terminate in April 2007. The transactions under the plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock. Using these plans, individuals can prudently and gradually diversify their investment portfolios over an extended period of time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: September 9, 2005	By:	/s/ Mark Chandler
	Name:	Mark Chandler
	Title:	Vice President, General Counsel
and Secretary